UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (date of earliest event reported):  October 15, 2010

GLOBAL GEOPHYSICAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34684 (Commission File Number)	05-0574281 (I.R.S. Employer Identification Number)

13927 South Gessner Road

Missouri City, Texas 77489

(Address of principal executive offices)

(713) 972-9200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2010, Global Geophysical Services, Inc. (the “Company”) announced that Christopher P. Graham was appointed as Senior Vice President and General Counsel of the Company effective as of October 15, 2010. Mr. Graham was also appointed to the position of Secretary on October 15, 2010. On that date, Alvin L. Thomas, II resigned as Senior Vice President, Secretary and General Counsel of the Company. Mr. Thomas is leaving the Company to represent several early stage companies as they pursue the type of growth and success that Mr. Thomas believes the Company has achieved.  A copy of the press release is attached hereto as Exhibit 99.1.

Before joining the Company, Mr. Graham, 38, was a Partner with the firm of Chamberlain, Hrdlicka, White, Williams & Martin, PC, headquartered in Houston, Texas, where he practiced law for the previous decade. Mr. Graham graduated Magna Cum Laude from the University of Houston Law Center, and has focused much of his successful legal career on business counseling, risk management and securities matters. He has substantial experience representing a broad spectrum of clients in energy, exploration and production, oilfield services, technology and maritime sectors, which he brings to the Company.

The Company’s employment of Mr. Graham is governed by an employment agreement which provides for a base annual salary of $240,000, a grant of 35,000 restricted shares of the Company’s common stock, and certain other discretionary bonus payments which are subject to minimum amounts described in the agreement.  If the Company terminates Mr. Graham without cause or Mr. Graham resigns from his employment for good reason, Mr. Graham is entitled to certain severance payments and benefits. The agreement also contains various non-competition and non-solicitation provisions.  The foregoing description of the employment agreement is qualified in its entirety by reference to the employment agreement, a copy of which is attached hereto as Exhibit 10.1.

ITEM 8.01     Other Events.

On October 20, 2010, the Company completed its offer to exchange $200,000,000 in aggregate principal amount of its 10½% Senior Notes due 2017 that have been registered under the Securities Act of 1933, as amended, for an identical principal amount of existing 10½% Senior Notes due 2017 that were sold in a private offering completed on April 27, 2010. An aggregate principal amount of $200,000,000 in privately-issued notes were exchanged for publicly-registered notes pursuant to the exchange offer.

ITEM 9.01  Financial Statements and Exhibits

(d)    Exhibits

The following Exhibits are filed as part of this Report:

10.1  Employment Agreement dated as of October 15, 2010 between Global Geophysical Services, Inc. and Christopher   P. Graham.

99.1  Press release dated October 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL GEOPHYSICAL SERVICES, INC.

Dated: October 21, 2010	By:	/s/ P. MATHEW VERGHESE
P. Mathew Verghese,
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
10.1	Employment Agreement dated as of October 15, 2010 between Global Geophysical Services, Inc. and Christopher P. Graham.	Filed herewith

99.1	Press release dated October 21, 2010.	Filed herewith